                                                                 EXHIBIT (n)(1)

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Statement of Additional Information constituting part of this Pre-Effective Amendment No. 1 to the Registration Statement on Form N-6 of our report dated April 6, 2007 relating to the financial statements and financial highlights of American General Life Insurance Company Separate Account VL-R and our report dated April 27, 2007 relating to the consolidated financial statements of American General Life Insurance Company, which appear in such Registration Statement. We also consent to the references to us under the heading "Financial Statements" in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP

Houston, Texas
August 21, 2007